AMENDED AND RESTATED
                                 CODE OF ETHICS
                                       FOR
                              WOODLAND PARTNERS LLC
                                 AND AFFILIATES

I.   PURPOSE
     -------

     Woodland Partners LLC ("Woodland") is an organization committed to ethical conduct beyond reproach. It seeks to educate and promote a culture and activities which consistently serve the best interests of its clients. This Code of Ethics is adopted by Woodland in an effort to ensure that investment activities involving persons affiliated with Woodland promote the best interests of Woodland's clients and that such activities are consistent with all applicable laws, regulations and ethical standards.

     Capitalized terms used in this Code of Ethics are defined in Appendix A.

II.  POLICIES, PROCEDURES AND RESTRICTIONS
     -------------------------------------

     (a) Each Affiliated Person of Woodland shall observe, maintain and protect the confidentiality of information furnished by each Client to Woodland and investment advice furnished by Woodland to each Client.

     (b) An Advisory Representative shall act on his or her best judgment in rendering investment advisory services to each Client, and such Advisory Representative shall not take into consideration his or her personal financial situation or interests in connection with investment advisory recommendations or decisions involving a Client. Any situation involving an Advisory Representative that could be reasonably construed by a Client to involve a conflict of interest should be promptly reported to the Compliance Director.

     (c) No Advisory Representative shall engage in a Personal Securities Transaction that he or she has reason to believe may be detrimental to the best interest of any Client or that may call Woodland's or any Advisory Representative's ethical conduct into question. When engaging in a Personal Securities Transaction, an Advisory Representative shall: (i) place the interests of Clients first; (ii) conduct such transaction in a manner consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or abuse of any such person's position of trust and responsibility as an Advisory Representative; and (iii) not take inappropriate advantage of such person's position in relationship to Clients.

     (d) Prior to effecting a Personal Securities Transaction, an Advisory Representative shall notify the Compliance Director (or another designated Woodland Managing Partner, if the Advisory Representative is the Compliance Director) of the proposed transaction, including the amount of the transaction and the security involved. The Compliance Director (or other designated Managing Partner, as applicable), after investigation, shall determine whether such transaction is consistent with this Code of Ethics and shall promptly communicate such determination to the Advisory Representative making the request.

Transaction clearances must be obtained no more than two days prior to effecting the transaction. If the trade is not made within two days of the date of clearance, a new clearance must be obtained. Absent extraordinary circumstances, no Advisory Representative shall be deemed to have violated this Code of Ethics for effecting a Personal Securities Transaction if such Advisory Representative has been advised by the Compliance Director (or other designated Managing Partner, as applicable) that the transaction would be consistent with the Code. The Compliance Director shall maintain written records of all actions taken under this paragraph. This provision does not apply to transactions:

          (i) effected for any account over which such person does not have any direct or indirect influence or control (including, but not limited to, accounts managed by an independent and unaffiliated person with investment discretion) provided the Advisory Representative does not, directly or indirectly, direct, participate in or receive advance notification or advice of or regarding such transaction;

          (ii) involving United States Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (mutual funds);

          (iii) in securities that no Clients are permitted to purchase or sell in accordance with their investment policies or restrictions;

          (iv) effected pursuant to a systematic dividend reinvestment, cash purchase or withdrawal plan;

          (v) effected in connection with the exercise of rights to purchase additional securities from an issuer and granted by such issuer pro rata to all holders of a class of the issuer's securities;

          (vi) which are effected in connection with the call by the issuer of a preferred stock or bond;

          (vii) which are effected in connection with the exercise by a second party of a put or call option; or

          (viii) which are effected in connection with the approaching expiration of a put or call option as a closing transaction no more than five business days prior to such expiration.

     (e) A change in circumstances which would place a previously approved Personal Securities Transaction into conflict with a Client's best interests or would call Woodland's or any Advisory Representative's ethical conduct into question should be reported promptly to the Compliance Director. In certain circumstances, an approval of a Personal Securities Transaction may need to be reversed (and any trade executed in reliance on such approval broken) to comply with this Code of Ethics.

     (f) When an Advisory Representative engages in a Personal Securities Transaction, the Advisory Representative shall instruct the executing broker to send a duplicate copy of the confirmation to the Compliance Director (or to another designated Managing Partner, if the Advisory Representative is the Compliance Director). The Advisory Representative shall also instruct such broker to provide duplicate copies of any periodic statements on any account maintained by such person (or any other account in which such Advisory Representative has a Beneficial Ownership interest) to the Compliance Director (or other designated Managing Partner, as applicable).

     (g) Neither Woodland, any Affiliated Person of Woodland or any Affiliated Person of such an Affiliated Person, acting as principal, shall effect any transaction in which a Client, or a person controlled by a Client (i) is also party to the transaction, or (ii) is a joint or a joint and several participant in such transaction, except in accordance with the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, and other applicable laws, rules and regulations.

     (h) No Advisory Representative shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. This provision shall not apply to the transactions set forth in Section II(d) that are exempt from the preclearance requirements of such Section. The Compliance Director, in his or her discretion, may grant an exception to this provision in cases of personal hardship or other appropriate circumstances to the extent that any such exception would be consistent with the best interests of Clients.

     (i) No Advisory Representative shall engage in a Personal Securities Transaction on a day during which any Client has a pending "buy" or "sell" order for the same security until that order is executed or withdrawn. No Advisory Representative with direct responsibility and authority to make investment decisions affecting a Client shall engage in a Personal Securities Transaction within a seven-day period before or after any such Client trades in the same security. This provision shall not apply to the transactions set forth in
Section II(d) that are exempt from the preclearance requirements of such Section.

     (j) No Advisory Representative shall engage in any Personal Securities Transaction involving the acquisition of securities in an initial public offering. This provision shall not apply to the transactions set forth in
Section II(d) that are exempt from the preclearance requirements of such Section.

     (k) Advisory Representatives who have a Beneficial Ownership interest in any securities obtained through a private placement shall disclose such interest to the Compliance Director if and when they should become involved in any subsequent consideration of an investment in the same issuer for any Client. In such case, the decision to invest in the securities of such an issuer on behalf of a Client shall be subject to the review and approval of an Advisory Representative who has no personal interest in such issuer and who shall be specifically appointed by the Compliance Director for this purpose. In reviewing Personal Securities Transactions involving a private placement of securities, the Compliance Director shall consider, among other factors, whether the investment opportunity should be reserved for one or more Clients, and whether the opportunity is being offered to the requesting individual by virtue of his or her position with Woodland.

     (l) Advisory Representatives shall not accept any gift or other thing of more than de minimis value from any securities broker, dealer, underwriter or placement agent that does business with or on behalf of any Client.

     (m) Advisory Representatives may not serve as directors of publicly traded companies without the prior written authorization of the Compliance Director. The Compliance Director shall not provide such authorization unless he or she finds that such board service would be consistent with the interests of Clients. Should any person receive such authorization, any investments by Clients in the securities of any such publicly traded company while such person is serving as a director will be required to be approved in advance, in writing, by the Compliance Director.

III. ADDITIONAL POLICIES, PROCEDURES AND RESTRICTIONS TO DETECT AND
     --------------------------------------------------------------
     PREVENT INSIDER TRADING
     -----------------------

     (a) Advisory Representatives shall use due care to ensure that Material Non-Public Information remains secure and shall not divulge to any person any Material Non-Public Information, except in the performance of such Advisory Representative's duties. Access to files (including computer files) containing Material Non-Public Information shall be restricted solely to Advisory Representatives and the Compliance Director.

     (b) No Affiliated Person of Woodland shall directly or indirectly engage, participate, aid or assist in Insider Trading, on behalf of himself or herself or others. If an Affiliated Person of Woodland learns of any Material Non-Public Information, such Material Non-Public Information shall be promptly disclosed to the Compliance Director, who in turn shall promptly notify all Affiliated Persons of Woodland to abstain (and to use their best efforts to cause their Immediate Family Members to abstain) from all trading in the applicable security until the Compliance Director further notifies such Affiliated Persons that such Material Non-Public Information has become public or otherwise has ceased to be Material Non-Public Information. Other than the Compliance Director, the Affiliated Person shall not disclose or divulge such Material Non-Public Information, or the fact that Material Non-Public Information exists, to any other person.

     (c) Questions regarding whether any information constitutes Material Non-Public Information shall be promptly directed to and resolved by the Compliance Director.

IV.  REPORTING REQUIREMENTS; SUPERVISION BY COMPLIANCE DIRECTOR
     ----------------------------------------------------------

     (a) All Advisory Representatives shall submit to the Compliance Director a report of all securities owned by them (or in which they otherwise have a Beneficial Ownership interest) at the time that they commence employment with Woodland and within 30 days after the end of each calendar year thereafter with respect to securities owned as of the end of such calendar year.

     (b) No later than 10 days after the end of each calendar quarter, each Advisory Representative shall submit to the Compliance Director a report which shall specify the following information with respect to transactions during the then ended calendar quarter in any security in which such Advisory Representative has, or by reason of such transaction acquired, any Beneficial
Ownership: (i) the date of the transaction, the title and the number or principal amount of each security involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price at which the transaction was effected; and (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

     If no transactions have occurred during the period, the report shall so indicate. Any report required to be made pursuant to this Section IV(b) may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any Beneficial Ownership in one or more securities to which the report relates.

     (c) Notwithstanding the provisions of Section IV(b), no Advisory Representative shall be required to make a report with respect to transactions:

          (i) effected in any account over which neither such person nor any other Advisory Representative has any direct or indirect influence or control; or

          (ii) involving direct obligations of the United States.

     (d) Any person subject to this Code of Ethics who discovers a violation or apparent violation of this Code by any other person shall promptly bring the matter to the attention of the Compliance Director (or if the Compliance Director is the violator or apparent violator of the Code, then to the attention of another designated Woodland Managing Partner).

     (e) All reports prepared pursuant to this Article V shall be filed with the Compliance Director, except that reports prepared by the Compliance Director shall be filed with another designated Woodland Managing Partner.

     (f) All Affiliated Persons of Woodland, initially upon being employed by Woodland, and each year thereafter, must certify in writing to the Compliance Director that: (i) they have read and understand this Code of Ethics and recognize that they are subject to the provisions of the Code; (ii) they have disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the Code; and (iii) they have complied with all requirements of the Code.

     (g) With respect to each Client that is a registered investment company, Woodland shall on a quarterly basis report to the Client's board any violations of the Code, if any, that occurred since Woodland's most recent prior report to the board and shall prepare an annual report to the board containing: (i) a summary of existing procedures concerning personal investing and any changes in the procedures made during the past year; (ii) a list of any violations requiring significant remedial action during the past year, including details of such violations and the action taken; and (iii) any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations.

     (h) To prevent and detect violations of this Code of Ethics, the Compliance Director shall:

          (i) take appropriate measures to familiarize all Affiliated Persons of Woodland with this Code of Ethics and be reasonably available during all business hours to answer questions relating to this Code of Ethics;

          (ii) assume an active and primary role in the resolution of issues regarding whether information received by an Insider is or is not Material Non-Public Information;

          (iii) take all reasonable and necessary steps to ensure that no person other than Advisory Representatives has, or is given access to, Material Non-Public Information;

          (iv) review Advisory Representative trading activity reports, and brokerage confirmations and statements, and initial and annual holdings reports made pursuant to this Code of Ethics;

          (v) review the trading activity of Woodland's Clients; and

          (vi) review and update this Code of Ethics when necessary or appropriate in light of changes in the nature of Woodland's business, in applicable laws, rules and regulations or in other relevant factors and circumstances.

V.   ENFORCEMENT AND SANCTIONS
     -------------------------

     (a) The Compliance Director shall bring all violations or apparent violations of this Code of Ethics to the attention of Woodland's Board of Governors. The Board of Governors shall have the primary responsibility for enforcing the Code and determining appropriate sanctions with respect to any of Woodland's governors, officers and employees; provided that if a member of the Board of Governors is the alleged violator of the Code, such Governor shall not participate in the actions of the Board with respect to such alleged violation. Any person who is found to have violated this Code of Ethics may be terminated from employment, reduced in salary or position, temporarily suspended from employment or sanctioned in such other manner as may be determined in the discretion of the Board of Governors. In determining appropriate sanctions to be imposed for violations of the Code, the Board of Governors may consider any factors it deems relevant, including, without limitation: (i) the degree of willfulness of the violation; (ii) the severity of the violation; (iii) the extent, if any, to which the violator profited or benefited from the violation;
(iv) the adverse effect, if any, of the violation on any Clients; (v) the market value and liquidity of the class of securities involved in the violation; (vi) the prior violations, if any, of this Code of Ethics by the violator; and (vii) the circumstances of discovery of the violation.

     (b) In addition to any sanctions imposed elsewhere under this Code of Ethics (or other applicable law), any profits realized on Personal Securities Transactions effected in violation of this Code of Ethics shall be disgorged and
(i) reimbursed to the affected Client(s), or (ii) if the violation does not involve or did not affect any Client, then paid to a charitable organization chosen in the discretion of Woodland's Board of Governors. Each Personal Securities Transaction shall be considered individually, and there will be no netting of profits and losses incurred in the case of multiple Personal Securities Transactions effected in violation of this Code of Ethics.

     (c) Rights of Alleged Violator. A person charged with a violation of this Code of Ethics shall have the opportunity to appear before the person or persons that have authority to impose sanctions pursuant to this Code of Ethics, at which time the person charged with the violation shall have the opportunity, orally or in writing, to respond to any and all charges.

                                                                      APPENDIX A

                                   DEFINITIONS

     "Advisory Representative" means each: (a) officer or governor of Woodland;
(b) employee of Woodland (i) who makes any investment decisions or recommendations or is involved in the implementation of any investment decisions or recommendations, (ii) who participates in the determination of which investment decisions or recommendations shall be made or implemented, or (iii) who, in connection with his or her duties, obtains or has access to any information concerning securities transactions or recommendations prior to the effective dissemination of information concerning recommendations or the implementation of securities transactions (whichever occurs later); and (c) any of the following persons who obtains or has access to any information concerning securities transactions or recommendations prior to the effective dissemination of information concerning the recommendations or the implementation of securities transactions (whichever occurs later): (i) any person in a Control (as defined below) relationship with Woodland, (ii) any Affiliated Person (as defined below) of such person in a Control relationship, and (iii) any Affiliated Person of such Affiliated Person.

     "Affiliated Person" of another person means: (a) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of such other person; (b) any person 5% or more of the outstanding voting securities of which are directly owned, controlled or held with power to vote, by such other person; (c) any person directly or indirectly Controlling, Controlled by or under common Control with such other person; and (d) any officer, director or governor (or similar position), partner, copartner or employee of such other person.

     "Beneficial Ownership" of a security means a direct or indirect "pecuniary interest" in such security (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security). By way of example, but not by way of limitation, a person would generally be regarded to be the Beneficial Owner of the following securities: (a) securities held in the person's own name; (b) securities held with another in joint tenancy, community property or other joint ownership; (c) securities held by a bank or broker as nominee or custodian on such person's behalf or pledged as collateral for a loan; (d) securities held by Immediate Family Members (as defined below) of such person (however, Beneficial Ownership by virtue of ownership by an Immediate Family Member is a presumption that may be rebutted by evidence to the contrary); (e) securities held by a trust in which the person is a beneficiary;
(f) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by an Immediate Family Member of the person); (g) securities held by a partnership in which the person is a partner; (h) securities owned by a corporation in which the person is a shareholder; (i) securities held in a portfolio from which the person is entitled to a performance-related fee (exclusive of securities that account for 10% or less of the market value of a portfolio if the performance-related fee is based on the portfolio's total return over periods of at least one year); and
(j) securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

     "Client" means any person for whom or which Woodland serves as an "investment adviser" within the meaning of Section 202(a)(11) of the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

     "Compliance Director" means the person designated by Woodland from time to time to fulfill the role of Compliance Director under this Code of Ethics.

     "Control" means the power to exercise a controlling influence over the management or policies of an entity, unless such power is solely the result of an official position with such entity. Any person who directly or indirectly has the power to vote or direct the disposition of more than 25% of the voting securities of an entity shall be presumed to control that entity, and any person who directly or indirectly has the power to vote or direct the disposition of 25% or less of the voting securities of an entity shall be presumed not to control such entity. Each of such presumptions may be rebutted by evidence to the contrary in accordance with Section 2(a)(9) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     "Immediate Family Member" of a person includes such person's spouse, children under the age of 25 years residing with such person, and any trust or estate in which such person or any other Immediate Family Member has a Beneficial Ownership interest.

     "Insider" means Woodland, an Affiliated Person of Woodland and any Immediate Family Member of such Affiliated Person. In addition, a person is an Insider if such person enters into a special confidential relationship in the conduct of the affairs of Woodland or any Affiliated Person of Woodland (for example, but not limited to, accountants, consultants, advisers, attorneys, bank lending officers and the employees of such organizations), and as a result is given access to Material Non-Public Information (as defined below).

     "Insider Trading" means the use of Material Non-Public Information to trade in a security (whether or not one is an Insider) or the communication of Material Non-Public Information to others. While the meaning of the term is not static, Insider Trading generally includes: (a) trading in a security by an Insider, while in possession of Material Non-Public Information; (b) trading in a security by a person who is not an Insider, while in possession of Material Non-Public Information, where such information either was disclosed to such person in violation of an Insider's duty to keep it confidential or was misappropriated; and (c) communicating Material Non-Public Information to any person, who then trades in a security while in possession of such information.

     "Material Non-Public Information" means non-public information (information that has not been effectively communicated to the marketplace) with respect to which a substantial likelihood exists that a reasonable investor would consider it important in making investment decisions, or that is reasonably certain to have a substantial effect on the price of an issuer's securities. Examples of "material" information include, but are not limited to, information regarding dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     "Personal Securities Transaction" means a transaction in a security in which a person has or thereby acquires Beneficial Ownership. A person shall be considered to be "engaging in" or "effecting" a Personal Securities Transaction if the person, directly or indirectly, directs, participates in or receives advance notification or advice of or regarding such transaction.

     "Woodland" means Woodland Partners LLC, a Minnesota limited liability company.

                              WOODLAND PARTNERS LLC
                  QUARTERLY REPORT OF ADVISORY REPRESENTATIVES
                   (for the Quarter Ended __________________)

     Not later than 10 days after the end of each calendar quarter, each Advisory Representative shall submit this Report, as provided by Woodland's Code of Ethics. The Code of Ethics should be carefully reviewed in connection with the Advisory Representative's completion of this Report. Capitalized terms in this Report have the same meanings as defined in the Code of Ethics. Questions regarding the completion of this Report may be directed to the Compliance Director.

o If no reportable transactions have occurred during the quarter, put an "X" in the following box [ ], and you may skip to the signature line.

o If with respect to any transaction in a security to which this Report relates you wish to make a statement that this Report shall not be construed as an admission that you have any Beneficial Ownership in such security, please put a large asterisk (*) adjacent to such reported transaction(s).

o Set forth the following information with respect to reportable transactions during the quarter in any security in which you have, or by reason of such transaction acquired, any Beneficial Ownership in the security (duplicate brokerage confirmations or statements containing all of the following information may be attached in lieu of completing the following table):

  Date of Transaction/      Number of       Nature of
    Name of Issuer/         Shares or      Transaction                                      Broker,
 Title or Description       Principal      (purchase,                                       Dealer or
    of Security               Amount      sale or other)    Unit Price     Total Price       Bank
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

         (If you need additional space, please attach additional pages.)

     [ ] SEE ATTACHED CONFIRMATIONS AND/OR ACCOUNT STATEMENTS

The answers to the foregoing are true and correct to the best of my information and belief.


                                          -------------------------------------
                                          Name of Advisory Representative

Dated: ____________, 20__

                                          -------------------------------------
                                          Signature of Advisory Representative

                              WOODLAND PARTNERS LLC
            ALTERNATIVE QUARTERLY REPORT OF ADVISORY REPRESENTATIVES
                   (for the Quarter Ended __________________)

     Each of the undersigned Advisory Representatives of Woodland Partners LLC hereby represents and warrants, to the best of my information and belief, that, during the calendar quarter indicated at the top of this report, I had no reportable transactions.



-------------------------------------                  ------------------------
Richard W. Jensen                                      Date


-------------------------------------                  ------------------------
Elizabeth M. Lilly                                     Date


-------------------------------------                  ------------------------
Richard J. Rinkoff                                     Date


-------------------------------------                  ------------------------
Karen L. Bergstrom                                     Date

                              WOODLAND PARTNERS LLC
                       REQUEST BY ADVISORY REPRESENTATIVE
                  TO ENGAGE IN PERSONAL SECURITIES TRANSACTION

     I hereby request permission to effect a Personal Securities Transaction, as indicated below, for my own account or other account in which I have a Beneficial Ownership interest. (If necessary, use approximate dates and amounts of proposed Personal Securities Transaction.)

Record Owner of Account:                 ______________________________________
Relationship to Advisory Representative: ______________________________________
Proposed Date of Transaction:            ______________________________________

                              PROPOSED TRANSACTION
                              --------------------

                            Number of       Nature of
    Name of Issuer/         Shares or      Transaction                                      Broker,
 Title or Description       Principal      (purchase,                                       Dealer or
    of Security               Amount      sale or other)    Unit Price     Total Price       Bank
---------------------------------------------------------------------------------------------------------



                                          -------------------------------------
                                          Name of Advisory Representative

Dated: ____________, 20__

                                          -------------------------------------
                                          Signature of Advisory Representative

--------------------------------------------------------------------------------


                  [ ] PERMISSION GRANTED [ ] PERMISSION DENIED



Dated: ____________, 20__

                                          -------------------------------------
                                          Signature of Compliance Director

                              WOODLAND PARTNERS LLC
                     ANNUAL ACKNOWLEDGMENT OF CODE OF ETHICS

            (To be completed initially upon employment and thereafter
               annually by each Affiliated Person of the Adviser.)

     The Adviser's Code of Ethics should be reviewed prior to completing this
     ------------------------------------------------------------------------
Acknowledgment, and terms defined in the Code of Ethics have the same meanings
------------------------------------------------------------------------------
in this Acknowledgment. Each Affiliated Person shall submit this Acknowledgment
-------------------------------------------------------------------------------
directly to the Compliance Director.
-----------------------------------

     I, THE UNDERSIGNED, HEREBY REPRESENT AND CERTIFY AS FOLLOWS:

o I have read and understand the Code of Ethics and understand that I am subject to the Code.

o    I have complied with all requirements of the Code of Ethics.

o    (ADVISORY REPRESENTATIVES ONLY)
     -----------------------------
     I have disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to this Code of Ethics. In addition, I have attached to this Acknowledgment a true, correct and complete listing of all securities in which I had any Beneficial Ownership interest as of January __, 20__.

     Questions regarding the completion of this Acknowledgment may be directed to the Compliance Director.

     The answers to the foregoing questions are true, correct and complete to the best of my information and belief.



                                          -------------------------------------
                                          Name of Affiliated Person

Dated: ____________, 20__

                                          -------------------------------------
                                          Signature of Affiliated Person